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                                                                     EXHIBIT 4.5

                          FIRST SUPPLEMENTAL INDENTURE

                                       to

                 INDENTURE (5.875% NOTES DUE NOVEMBER 15, 2004),
                          DATED AS OF NOVEMBER 15, 1999


     This FIRST SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), is entered into as of October 27, 2000, by and among Staples, Inc., a Delaware corporation (the "Company"); Rochester Capital, LLC, a Delaware limited liability company, and Hackensack Funding, LLC, a Delaware limited liability company (each, a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"); Staples Contract & Commercial, Inc., a Delaware corporation, Staples the Office Superstore, Inc., a Delaware corporation, and Staples the Office Superstore East, Inc., a Delaware corporation (each an "Initial Subsidiary Guarantor," and collectively, the "Initial Subsidiary Guarantors") and The Chase Manhattan Bank, a banking corporation duly organized and existing under the laws of the State of New York, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of November 15, 1999 (the "Indenture"), providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities");

     WHEREAS, each of the Initial Subsidiary Guarantors executed and delivered to the Trustee the Indenture to provide for its full, unconditional, irrevocable and joint and several guarantee of the Securities;

     WHEREAS, the Company issued a series of Securities, consisting of EURO 150,000,000 principal amount of its 5.875% Notes due November 15, 2004, pursuant to the Indenture;

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     WHEREAS, each of the Subsidiary Guarantors is a direct or indirect wholly owned subsidiary of the Company;

     WHEREAS, one or more of the Initial Subsidiary Guarantors desire to make, directly or indirectly, certain transfers or capital contributions to one or more of the Subsidiary Guarantors, including the transfer to such Subsidiary Guarantors of assets, cash or equity securities in other Subsidiaries (or any combination of the foregoing) (collectively, the "Contributions");

     WHEREAS, each Subsidiary Guarantor has agreed to accept such Contributions subject to its providing a guarantee of the Company's payment obligations under the Indenture as set forth herein;

     WHEREAS, Section 901 of the Indenture contemplates the execution of supplemental indentures without the consent of any Holders of Securities for the purposes stated therein;

     WHEREAS, the Company desires and has requested the Trustee, in a Company Request, to join in the execution and delivery of this Supplemental Indenture for the purpose of supplementing the Indenture in certain respects as set forth in this Supplemental Indenture;

     WHEREAS, such Company Request was accompanied by a Board Resolution authorizing the execution of this Supplemental Indenture and by an Opinion of Counsel as required by the Indenture;

     WHEREAS, pursuant to Section 901 of the Indenture, upon receipt of the documents set forth in the preceding recitals, the Trustee shall join in the execution of a supplemental indenture without the consent of the Holders for the purposes set forth in the preceding recitals; and

     WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture have been done.

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     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subsidiary Guarantors, the Initial Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of Securities as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. Each Subsidiary Guarantor hereby absolutely and unconditionally guarantees, jointly and severally with each other Subsidiary Guarantor and each other Initial Subsidiary Guarantor, to each Holder of a Security authenticated and delivered by the Trustee pursuant to the Indenture and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Securities or the obligations of the Company under the Indenture or the Securities, that:

          (i) the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Securities, to the extent lawful, and all other payment obligations of the Company to the Holders or the Trustee thereunder or under the Indenture will be promptly paid in full, all in accordance with the terms thereof and of the Indenture; and

          (ii) in case of any extension of time for payment or renewal of any Securities, that the same will be promptly paid in full when due in accordance with

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               the terms of the extension or renewal, whether at stated
               maturity, by acceleration or otherwise.

Notwithstanding the foregoing, in the event that this guarantee would constitute or result in a violation of any applicable fraudulent conveyance of similar law of any relevant jurisdiction, the liability of each Subsidiary Guarantor under this Supplemental Indenture and its guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

     3.   AGREEMENTS AND OBLIGATIONS OF SUBSIDIARY GUARANTORS.

          (a) If the Company shall default in the due and punctual payment of any obligation under the Indenture including under the Securities, without the necessity of action by the Trustee or any Holder of Securities, the Subsidiary Guarantor will promptly and fully make such payments in the same manner as required to have been made by the Company.

          (b) To the extent permitted by law, the obligations of each Subsidiary Guarantor hereunder shall be continuing, absolute and unconditional, and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Company contained in the Securities or in the Indenture or of any other Initial Subsidiary Guarantor contained in the Indenture or of any Subsidiary Guarantor contained in this Supplemental Indenture, (ii) any impairment, modification, release or limitation of the liability of the Company of any Initial Subsidiary Guarantors or of any other Subsidiary Guarantor in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable federal or state bankruptcy, insolvency, reorganization or other

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similar laws or from the decision of any court, (iii) the assertion or exercise by the Company, any of the Initial Subsidiary Guarantors, any other Subsidiary Guarantor, or the Trustee of any rights or remedies under the Securities, the Indenture or this Supplemental Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Company, any of the Initial Subsidiary Guarantors, or any other Subsidiary Guarantor or any of their assets, or the disaffirmance of this Supplemental Indenture or the Securities or the Indenture in any such proceeding, (v) the release or discharge of the Company, any of the Initial Subsidiary Guarantors, or any other Subsidiary Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (vi) the unenforceability of the Securities, the Indenture or this Supplement Indenture or (vii) any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

          (c) Each Subsidiary Guarantor hereby (i) waives diligence, presentment, demand for payment, filing of claims with a court in the event of the merger or bankruptcy of the Company, any right to require a proceeding first against the Company or to realize on any collateral, protest, notice and all demands whatsoever with respect to the payment obligations of the company under the Indenture, (ii) agrees that its obligations hereunder constitute a guarantee of payment and not of collection and are not in any way conditional or contingent upon any attempt to collect from or enforce against the Company or upon any other condition or contingency, (iii) acknowledges that any agreement, instrument or document evidencing the

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obligations of the Company under the Indenture may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing such obligations without notice to them and (iv) covenants that its guarantee will not be discharged except by complete performance of the payment obligations under the Securities and the Indenture.

          (d) Each Subsidiary Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any person to any payment obligation is, or must be, rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Company, any of the Initial Subsidiary Guarantors, or any other Subsidiary Guarantor, such obligations shall for the purposes of the guarantee, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the guarantee made pursuant to this Supplement Indenture shall continue to be effective or be reinstated, as the case may be, as to such payment obligation as though such application had not been made.

          (e) Each Subsidiary Guarantor shall, to the extent of any payment made by it pursuant to this Supplemental Indenture, be subrogated to all rights of the Trustee and the Holders of the Securities as to all payments and damages payable by the Company with respect to which payments have been made by such Subsidiary Guarantor, but, so long as any payment obligation remains outstanding, such right of subrogation on the part of such Subsidiary Guarantor shall be subject to the payment in full or discharge of all such payment obligations.

          (f) Each of the Subsidiary Guarantors and each of the Initial Subsidiary Guarantors shall have the right to seek contribution from any other non-paying Subsidiary Guarantor or Initial Subsidiary Guarantor so long as the exercise of such right does not impair

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the rights of the Holders or the Trustee under the guarantees made pursuant to the Indenture and this Supplemental Indenture.

     4. CONVEYANCE, TRANSFER OR LEASE BY SUBSIDIARY GUARANTORS. Nothing contained in the Indenture, this Supplemental Indenture or in the Securities shall prevent any conveyance, transfer or lease of the properties and assets of any Subsidiary Guarantor or Initial Subsidiary Guarantor (whether or not as an entirety) to the Company or any other Subsidiary Guarantor or Initial Subsidiary Guarantor, or any other Person that guarantees the Company's payment obligations, which guarantee is evidenced by the execution of a supplemental indenture substantially in the form of this Supplemental Indenture and has the same effect as if such Person were a Subsidiary Guarantor hereunder.

     5. RELEASE FOLLOWING SALE OF VOTING STOCK. If and when all of the issued and outstanding shares of Voting Stock of a Subsidiary Guarantor are sold, directly or indirectly, by the Company or another Wholly Owned Subsidiary of the Company to any Person (other than the Company or another Wholly Owned Subsidiary of the Company), the guarantee of such Subsidiary Guarantor shall be released and discharged in full.

     6.   MISCELLANEOUS.

          (a) GOVERNING LAW. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

          (b) COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          (c) EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

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          (d)  EFFECTIVE DATE. This Supplemental Indenture shall be effective as of October 27, 2000.

          (e) RECITALS. The recitals contained herein shall be the statements of the Company, and the Trustee assumes no responsibility for their correctness. The trustee shall not be responsible for, and assumes no liability with respect to, the validity or sufficiency of this Supplemental Indenture.

          (f) INTERPRETATION. Except as expressly supplemented as provided in this Supplemental Indenture, the Indenture shall remain in full force and effect. All the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.


[CORPORATE SEAL]                            STAPLES, INC.

Attest: /s/ Jack A. VanWoerkom              By: /s/ William Swanson
        --------------------------              --------------------------------
Name:                                       Name:  William Swanson
                                            Title: Senior Vice President,
                                                   Finance & Treasurer

[CORPORATE SEAL]                            STAPLES CONTRACT & COMMERCIAL, INC.

Attest: /s/ Jack A. VanWoerkom              By:  /s/ William Swanson
        --------------------------              --------------------------------
Name:                                       Name:  William Swanson
                                            Title: Senior Vice President,
                                                   Finance & Treasurer

[CORPORATE SEAL]                            ROCHESTER CAPITAL, LLC

Attest: /s/ Jack A. VanWoerkom              By: /s/ William Swanson
        --------------------------              --------------------------------
Name:                                       Name:  William Swanson
                                            Title: President

[CORPORATE SEAL]                            HACKENSACK FUNDING, LLC

Attest: /s/ Jack A. VanWoerkom              By: /s/ William Swanson
        --------------------------              --------------------------------
Name:                                       Name:  William Swanson
                                            Title: Treasurer

[CORPORATE SEAL]                            STAPLES THE OFFICE SUPERSTORE, INC.

Attest: /s/ Jack A. VanWoerkom              By: /s/ William Swanson
        --------------------------              --------------------------------
Name:                                       Name:  William Swanson
                                            Title: Senior Vice President,
                                                   Finance & Treasurer

                                        9
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[CORPORATE SEAL]                            STAPLES THE OFFICE SUPERSTORE
                                            EAST, INC.

Attest: /s/ Jack A. VanWoerkom              By: /s/ William Swanson
        --------------------------              --------------------------------
Name:                                       Name:  William Swanson
                                            Title: Senior Vice President,
                                                   Finance & Treasurer

[CORPORATE SEAL]                            THE CHASE MANHATTAN BANK, as Trustee

Attest:                                     By: /s/ Don M. Iaccheri
        -------------------------               --------------------------------
Name:                                       Name:  Don M. Iaccheri
                                            Title: Vice-President

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COMMONWEALTH OF MASSACHUSETTS       )
                                    : ss.:
COUNTY OF MIDDLESEX                 )

         On the 27 day of October, 2000, before me personally came William Swanson, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President, Finance & Treasurer of Staples, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                        /s/ NANCY A. PARCINTO
                                        ------------------------------------
                                        Notary Public

                                    My Commission Expires September 21, 2001

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COMMONWEALTH OF MASSACHUSETTS       )
                                    : ss.:
COUNTY OF MIDDLESEX                 )

         On the 27 day of October, 2000, before me personally came William Swanson, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President, Finance & Treasurer of Staples Contract & Commercial, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                        /s/ NANCY A. PARCINTO
                                        ------------------------------------
                                        Notary Public

                                    My Commission Expires September 21, 2001

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COMMONWEALTH OF MASSACHUSETTS       )
                                    : ss.:
COUNTY OF MIDDLESEX                 )

         On the 27 day of October, 2000, before me personally came William Swanson, to me known, who, being by me duly sworn, did depose and say that he is President of Rochester Capital LLC, one of the limited liability companies described in and which executed the foregoing instrument; that he knows the seal of said company; that the seal affixed to said instrument is such company seal; that it was so affixed by authority of the Managers of said company; and that he signed his name thereto by like authority.

                                        /s/ NANCY A. PARCINTO
                                        ------------------------------------
                                        Notary Public

                                    My Commission Expires September 21, 2001

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COMMONWEALTH OF MASSACHUSETTS       )
                                    : ss.:
COUNTY OF MIDDLESEX                 )

         On the 27 day of October, 2000, before me personally came William Swanson, to me known, who, being by me duly sworn, did depose and say that he is Treasurer of Hackensack Funding LLC, one of the limited liability companies described in and which executed the foregoing instrument; that he knows the seal of said company; that the seal affixed to said instrument is such company seal; that it was so affixed by authority of the Managers of said company; and that he signed his name thereto by like authority.

                                        /s/ NANCY A. PARCINTO
                                        ------------------------------------
                                        Notary Public

                                    My Commission Expires September 21, 2001

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COMMONWEALTH OF MASSACHUSETTS      )
                                   : ss.:
COUNTY OF MIDDLESEX                )

         On the 27 day of October, 2000, before me personally came William Swanson, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President, Finance & Treasurer of Staples the Office Superstore, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                        /s/ NANCY A. PARCINTO
                                        ------------------------------------
                                        Notary Public

                                    My Commission Expires September 21, 2001

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COMMONWEALTH OF MASSACHUSETTS       )
                                    : ss.:
COUNTY OF MIDDLESEX                 )

         On the 27 day of October, 2000, before me personally came William Swanson, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President, Finance & Treasurer of Staples the Office Superstore East, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                        /s/ NANCY A. PARCINTO
                                        ------------------------------------
                                        Notary Public

                                    My Commission Expires September 21, 2001

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COMMONWEALTH OF MASSACHUSETTS       )
                                    : ss.:
COUNTY OF SUFFOLK                   )

         On the 26th day of October, 2000, before me personally came Don M. Iaccheri, to me known, who, being by me duly sworn, did depose and say that he is a Trust Officer of The Chase Manhattan Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                         /s/ LYNNE PENNEY
                                         ---------------------------------
                                         Notary Public


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